UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of Compensatory Plan

On January 22, 2015, the stockholders of D.R. Horton, Inc. (the “Company”) approved the Company’s 2006 Stock Incentive Plan, as amended and restated (the “A&R 2006 Plan”). The Board of Directors of the Company approved the A&R 2006 Plan on December 11, 2014 (the “Effective Date”) and the A&R 2006 Plan was submitted for approval by the Company’s stockholders under proposal three in the Company’s proxy statement for the Annual Meeting of Stockholders held on January 22, 2015. The A&R 2006 Plan reflects changes made to the Company’s 2006 Stock Incentive Plan, as amended and restated, as of December 6, 2010 (the “Old Plan”). The primary changes to the Old Plan, as reflected in the A&R 2006 Plan, relate to the following:

(i) to increase to the number of shares of common stock reserved for issuance by 25,000,000;

(ii) to extend the term until ten years from the Effective Date; and

(iii) certain other ministerial changes.

The A&R 2006 Plan is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 22, 2015, D.R. Horton, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of five director nominees named in the Company’s proxy statement, (2) an advisory vote on executive compensation, (3) the approval of the Company’s 2006 Stock Incentive Plan, as amended and restated, and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2015. There were 365,309,077 shares of Common Stock eligible to be voted at this meeting and there were 328,185,434 shares of Common Stock represented in person or by proxy. The Annual Meeting voting results of the four listed matters were as follows:

(1). Proposal One: Election of Directors. Stockholders elected each of the following nominees as a director to hold office until the 2016 Annual Meeting and until his or her successor is duly elected and qualified based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
Donald R. Horton	296,850,636	4,407,355	669,994	26,257,449
Barbara K. Allen	294,910,234	6,342,443	675,308	26,257,449
Brad S. Anderson	291,847,716	9,395,599	684,670	26,257,449
Michael R. Buchanan	292,226,101	9,018,179	683,705	26,257,449
Michael W. Hewatt	294,862,550	6,379,100	686,335	26,257,449

(2). Proposal Two: Advisory vote on executive compensation. Stockholders approved the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
256,496,685	44,649,190	782,110	26,257,449

(3). Proposal Three: Approval of the 2006 Stock Incentive Plan, as amended and restated. Stockholders approved the Company’s 2006 Stock Incentive Plan, as amended and restated, based on the following votes.

For	Against	Abstain	Broker Non-Votes
272,675,468	27,967,482	1,285,035	26,257,449

(4). Proposal Four: Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm. Stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 based on the following votes.

For	Against	Abstain
327,613,143	337,890	234,401

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

10.1	D.R. Horton, Inc. 2006 Stock Incentive Plan, as Amended and Restated, Effective as of December 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: January 26, 2015	By:	/S/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	D.R. Horton, Inc. 2006 Stock Incentive Plan, as Amended and Restated, Effective as of December 11, 2014.